UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 12, 2005


                             Klever Marketing, Inc.
             (Exact name of registrant as specified in its charter)



           Delaware                       000-18730              363688583
           ---------                      ---------             ---------
(State or other jurisdiction of        (Commission File        (IRS Employer
        incorporation)                      Number)          Identification No.)



            350 West Broadway, Suite 201, Salt Lake City, Utah 84101
               (Address of principal executive offices) (Zip Code)





        Registrant's telephone number, including area code (801) 322-1221
                                                           --------------




                                       N/A
         (Former name or former address, if changed since last report.)

ITEM 8.01 OTHER EVENTS.

         On December 12, 2005 Klever Marketing received notice that they were named in a lawsuit filed by Dennis Shepherd, one of two individual shareholders of S&C Medical, a company that Klever Marketing had entered into an agreement with to purchase eighty percent of the S&C Medical issued and outstanding shares. In December of 2003, Klever Marketing determined that the conditions for the Closing of the Acquisition Agreement dated July 29, 2003, had not been satisfied and that the S&C Medical shareholders had materially breached the Agreement. Klever Marketing informed S&C Medical that the Agreement was terminated, and the deal would not be consummated (see 8K dated 12/8/03). In his lawsuit, Dennis Shepard is claiming that Klever Marketing did not have the right to terminate that Agreement and is seeking damages. Klever Marketing intends to defend itself.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                      Klever Marketing, Inc.


Date: December 16, 2005                               By: /s/Danny L. Warner
                                                        ------------------
                                                        Interim President